Exhibit 10.1

AGREEMENT OF LEASE COMMENCING AS OF JULY 1, 2006 BETWEEN WHITE PROPERTIES NO. II, LLC AND CHAMPION INDUSTRIES, INC. REGARDING A PORTION OF 120 HILLS PLAZA, CHARLESTON, WEST VIRGINIA.

THIS LEASE, Made and entered into in duplicate this 27th day of June, 2006, by and between WHITE PROPERTIES NO. II, LLC, a West Virginia limited liability company, party of the first part, hereinafter referred to as "Lessor", and CHAMPION INDUSTRIES, INC., a West Virginia corporation, party of the second part, hereinafter referred to as "Lessee".
NOW, THEREFORE, THIS AGREEMENT WITNESSETH: That for and in consideration of the undertakings and agreements of the Lessee hereinafter set out and subject to the terms and provisions hereinafter contained, the Lessor does hereby let, lease and demise unto the Lessee and the Lessee does hereby accept such let, lease and demise of all those certain premises containing 22,523 square feet, more or less, in Lessor’s Building (formerly occupied by Ames Department Store) situate at 120 Hills Plaza, Charleston, West Virginia, which premises are outlined in blue on Annexus A, all of which may hereinafter be referred to as the “Demised Premises”, “Leased Premises” or “Premises”, together with the nonexclusive right to use in common with the Lessor and all others that the Lessor has heretofore and may hereafter grant the right of user the portions of the Lessor’s Parking Lot that are designated for parking use in the plan attached to this lease as Annexus B, subject to reasonable rules and regulations covering the use of Lessor’s Parking Lot as Lessor may from time to time promulgate and communicate to Lessee in writing, subject, however, to Lessor’s right to prescribe from time to time areas in Lessor’s Parking Lot that Lessee’s employees, agents, contractors, customers, representatives and visitors may not park (“Lessor’s Parking Lot”), all of which may hereinafter be referred to as the “Nonexclusive Demised Premises”, “Nonexclusive Leased Premises” or “Nonexclusive Premises”.
Lessor’s Property means Lessor’s Building, the separate tax lot or parcel of land on which Lessor’s Building is located and all other improvements that are located on that parcel of land, but not Lessor’s Parking Lot.
1. INITIAL TERM: The initial term of this lease is for a period of five (5) years beginning at 12:01 a.m. on July 1, 2006, and terminating at 12:00 p.m. on June 30, 2011.
Lessor grants Lessee the right to enter the Leased Premises prior to said beginning date for the permissive purposes of installing its fixtures and preparing the Premises for its occupancy (but not for any other purposes, e.g., the purpose of doing business), in which event, Lessee shall be responsible for all utility charges to the Premises. If the Lessee shall have occupied the Leased Premises for any purpose other than installing its fixtures and preparing the Premises for its occupancy, e.g., for the purpose of doing business, prior to said beginning date, the term of this lease shall be increased to cover said additional days and rent for that period shall be paid on a proportionate basis, i.e., $322.00 per day, and Lessee shall comply with all other costs, charges and obligations placed on it during the initial term hereof for said additional days.
Lessor shall not be liable to Lessee for any of Lessee's business losses occasioned by any delay in delivering possession of the Premises.
2. RENTAL: During the initial term of this lease, Lessee shall pay to Lessor, at the address set forth in paragraph 22, a total rental of Five Hundred Seventy-Nine Thousand Nine Hundred Sixty Dollars ($579,960.00) payable without demand in monthly installments of Nine Thousand Six Hundred Sixty-Six Dollars ($9,666.00) each, in advance, beginning on July 1, 2006, and continuing thereafter on the first day of each succeeding calendar month until said sum of Five Hundred Seventy-Nine Thousand Nine Hundred Sixty Dollars ($579,960.00) has been fully paid. All rental and all other sums of money, however described, payable to Lessor pursuant to this lease shall be paid without setoff, recoupment, counterclaim or deduction.
3. EXTENSION TERMS: If the Lessee shall have kept and performed each and all of its covenants and conditions, it shall have the right to extend this lease for three (3) consecutive terms, the first extension term for three (3) years and the second and third extension terms for five (5) years each, said first extension term beginning at the expiration of the initial term hereof, i.e., at 12:00 midnight on June 30, 2011, and terminating at 12:00 midnight on June 30, 2014, said second extension term beginning at the expiration of the first extension term, i.e., at 12:00 midnight on June 30, 2014, and terminating at 12:00 midnight on June 30, 2019, and said third extension term beginning at the expiration of the second extension term, i.e., at 12:00 midnight on June 30, 2019, and terminating at 12:00 midnight on June 30, 2024; provided that at least one hundred eighty (180) days prior to the expiration of the initial term and at least one hundred eighty (180) days prior to the expiration of the said first and second extension terms, if exercised as aforesaid, the Lessee notifies the Lessor, in writing, of its election so to do, and all covenants and agreements herein agreed to be kept and performed by Lessee shall continue throughout each such extension term, if exercised as aforesaid, except rental. It shall be a condition of Lessee's right to exercise the option to extend herein that Lessee is in compliance with all the terms and conditions of this lease both at the time of Lessee's exercise of this option and at the time the extension term is scheduled to commence; and this condition may be waived by Lessor at its sole discretion and may not be used by Lessee as a means to negate the effectiveness of Lessee's exercise of this option.
If the Lessee exercises its right to extend this lease, as aforesaid, then the Lessee shall pay to Lessor rental as follows:
Rental for the First Extension Term:
For the period July 1, 2011, through June 30, 2014, a total rental of Three Hundred Seventy-One Thousand Six Hundred Twenty-Eight Dollars ($371,628.00) payable in monthly installments of Ten Thousand Three Hundred Twenty-Three Dollars ($10,323.00) each, in advance, beginning on July 1, 2011, and continuing thereafter on the first day of each succeeding calendar month until said sum of Three Hundred Seventy-One Thousand Six Hundred Twenty-Eight Dollars ($371,628.00) has been fully paid.

Rental for the Second Extension Term:
For the period July 1, 2014, through June 30, 2016, a total rental of Two Hundred Forty-Seven Thousand Seven Hundred Fifty-Two Dollars ($247,752.00) payable in monthly installments of Ten Thousand Three Hundred Twenty-Three Dollars ($10,323.00) each, in advance, beginning on July 1, 2014, and continuing thereafter on the first day of each succeeding calendar month until said sum of Two Hundred Forty-Seven Thousand Seven Hundred Fifty-Two Dollars ($247,752.00) has been fully paid; and for the period July 1, 2016, through June 30, 2019, a total rental of Four Hundred Five Thousand Three Hundred Ninety-Six Dollars ($405,396.00) payable in monthly installments of Eleven Thousand Two Hundred Sixty-One Dollars ($11,261.00) each, in advance, beginning on July 1, 2016, and continuing thereafter on the first day of each succeeding calendar month until said sum of Four Hundred Five Thousand Three Hundred Ninety-Six Dollars ($405,396.00) has been fully paid.

Rental for the Third Extension Term:
For the period July 1, 2019, through June 30, 2021, a total rental of Two Hundred Seventy Thousand Two Hundred Sixty-Four Dollars ($270,264.00) payable in monthly installments of Eleven Thousand Two Hundred Sixty-One Dollars ($11,261.00) each, in advance, beginning on July 1, 2019, and continuing thereafter on the first day of each succeeding calendar month until said sum of Two Hundred Seventy Thousand Two Hundred Sixty-Four Dollars ($270,264.00) has been fully paid; and for the period July 1, 2021, through June 30, 2024, a total rental of Three Hundred Eighty-Eight Thousand Five Hundred Twelve Dollars ($388,512.00) payable in monthly installments of Ten Thousand Seven Hundred Ninety-Two Dollars ($10,792.00) each, in advance, beginning on July 1, 2021, and continuing thereafter on the first day of each succeeding calendar month until said sum of Three Hundred Eighty-Eight Thousand Five Hundred Twelve Dollars ($388,512.00) has been fully paid.

This is a lease for a term and not a lease from year to year or month to month.
Any holding over by Lessee or retention of the Demised Premises beyond the initial term of this lease or extension terms of this lease, if exercised as aforesaid, shall not be construed as renewing or extending this lease in any manner whatsoever, but it may, at the option of the Lessor, be construed as creating a tenancy from month to month, at a monthly rental equal to one hundred twenty-five percent (125%) of the monthly rental Lessee was paying when the Lessee's term expired, or extension term expired, if exercised as aforesaid, payable monthly, in advance, and on the same other terms herein contained insofar as applicable. This provision does not give Lessee any right to hold over.
It is hereby witnessed, unless in this lease specifically to the contrary provided, that this lease as between Lessor and Lessee is on an absolute net basis to the Lessor, the Lessor being entitled to receive the aforesaid monthly rental as an absolute net to Lessor.
4. USE OF THE PREMISES:
(a) Printing Facility Use and Restrictions on Use. The Demised Premises shall be used for the purpose of office products, office furniture, mail center, data processing or print on demand printing facility and of furnishing services incidental thereto and for no other purpose without the written consent of Lessor first had and obtained which consent shall not be unreasonably withheld. Lessee agrees that it will not use or occupy said Premises or permit the same to be used or occupied for any use, purpose or business deemed hazardous or deleterious by Lessor on account of fire or otherwise; that it will not do, use or permit upon or in said Premises anything that will invalidate any policy or policies of insurance now or hereafter carried on said building, or that may be dangerous to life or limb; that it will not in any manner deface or injure said building or any part thereof, or overload the floors of the Demised Premises; that it will keep all of the sidewalks abutting the Leased Premises free and clear of all obstruction, foreign matter, ice and snow as the same may from time to time accumulate; that it will keep all trash and garbage hauled away from the Demised Premises as the same accumulates, and will keep the Premises in a clean and sanitary condition; that it will not permit any objectionable or loud noises or odor to escape or be emitted from said Premises, or do or permit anything to be done thereon in any way tending to create a nuisance; and that it will comply with all governmental and health laws, ordinances and police and fire department requirements and regulations respecting said Premises and the use of said Premises, now in force or which may hereafter be in force during the term of this lease, including without limiting the generality of the foregoing compliance with the Occupational Safety and Health Act of 1970, as said Act may be amended from time to time, and all standards, rules and regulations promulgated thereunder, now in force or which may hereafter be in force during the term of this lease. Lessor represents to the Lessee that to the best of its knowledge and belief the Leased Premises as constructed and completed will comply with Title III of the Americans with Disabilities Act of 1990, P.L.101-336 ("the ADA Act"), as now in force. The Lessee agrees to comply with the ADA Act as said Act may be amended from time to time, and all standards, rules and regulations promulgated thereunder, now in force or which may hereafter be in force during the term of this lease, as the same pertain to both the use of the Premises as well as the condition of the Premises, and indemnify, defend and hold harmless the Lessor for any and all loss, cost, claim or liability of every type and character that the Lessor incurs as a consequence of Lessee's breach of, purported breach of or noncompliance with the ADA Act, Lessee's obligations under this sentence and the following provision of this subparagraph (a) of paragraph 4 as a consequence of the Lessee's occupancy or use of the Premises or the condition of the Premises. Lessee will be responsible to insure that any and all alterations or changes it makes in the Premises or its use in the Premises comply with the ADA Act and will further be responsible for any "path of travel" costs that result from alterations the Lessee makes. Further, the Lessee will not make any change in the use of the Premises so that such change of use will make the Premises a "place of public accommodation" pursuant to the ADA Act. Lessor will not be responsible for any unlawful discrimination by the Lessee nor will the Lessor be responsible for any change in the Premises to accommodate disabled employees of the Lessee, it being understood and agreed that the Lessee is responsible for making all such physical changes in the Premises required to accommodate its disabled employees. If any changes in the Premises are required during the term hereof to be made to comply with the ADA Act, the Lessor will cooperate with Lessee in all its efforts to make the building to so comply. Further, Lessee covenants never to permit the Leased Premises to remain unoccupied and unused for the purposes authorized in this agreement for a period of thirty (30) consecutive days, the Leased Premises being available for such use during the whole of said period. Lessee hereby releases the Lessor from any claims or actions arising out of the Lessee's use of the Premises.
(b) Lessee's Responsibility Regarding Hazardous Substances.
(1) Hazardous Substances. The term "Hazardous Substances", as used in this lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.
(2) Lessee's Restrictions. Except as may be used in the ordinary course of the Lessee’s business and in compliance with all applicable laws and regulations, Lessee shall not cause or permit to occur:
(A) Any violation of any federal, state or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under or about the Premises and the Nonexclusive Premises, or arising from Lessee's use or occupancy of the Premises and Nonexclusive Premises, including, but not limited to, soil and ground water conditions; or
(B) The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substance on, under or about the Premises and Nonexclusive Premises, or the transportation to or from the Premises and Nonexclusive Premises of any Hazardous Substance.
(3) Environmental Cleanup.
(A) Lessee shall, at Lessee's own expense, comply with all laws regulating the use, generation, storage, transportation or disposal of Hazardous Substances ("Laws").
(B) Lessee shall, at Lessee's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.
(C) Should any Authority or any third party demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge or other release of Hazardous Substances that occurs during the term of this lease, at or from the Premises, or which arises at any time from Lessee's use or occupancy of the Premises and Nonexclusive Premises, then Lessee shall, at Lessee's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Lessee shall carry out all such cleanup plans.
(D) Lessee shall promptly provide all information regarding the use, generation, storage, transportation or disposal of Hazardous Substances that is requested by Lessor. If Lessee fails to fulfill any duty imposed under this subparagraph (3) within a reasonable time, Lessor may do so; and in such case, Lessee shall cooperate with Lessor in order to prepare all documents Lessor deems necessary or appropriate to determine the applicability of the Laws to the Premises and Nonexclusive Premises and Lessee's use thereof, and for compliance therewith, and Lessee shall execute all documents promptly upon Lessor's request. No such action by Lessor and no attempt made by Lessor to mitigate damages under any Law shall constitute a waiver of any of Lessee's obligations under this subparagraph (3).
(E) Lessee's obligations and liabilities under this subparagraph (3) shall survive the expiration or termination of this lease.
(4) Lessee's Indemnity.
(A) Lessee shall indemnify, defend and hold harmless Lessor, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees, from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorney's and consultant's fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Substances that occurs during the term of this lease, at or from the Premises, or which arises at any time from Lessee's use or occupancy of the Premises, or from Lessee's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.
(B) Lessor’s Representations Regarding Hazardous Substances.
Lessor hereby represents and warrants that to the best of Lessor’s knowledge no “Hazardous Substances”, as defined hereinabove, have been discharged, dispersed, released, stored, treated, generated, disposed of, or allowed to escape on the Premises or Nonexclusive Premises nor shall Lessor, its employees or agents allow or cause any Hazardous Substances to be discharged, dispersed, released, stored, treated, generated, disposed of, or allowed to escape on the Premises or Nonexclusive Premises. The Lessor shall, at its expense, take all necessary remedial action(s) in response to the presence of any Hazardous Substances in, on, under or about the Premises or Nonexclusive Premises that were discharged, dispersed, released, stored, treated, generated or disposed of, or allowed to escape on the Premises or Nonexclusive Premises (i) prior to the commencement of this lease or (ii) by the Lessor, its employees, agents or invitees. The Lessor shall be solely responsible for, and shall indemnify and hold harmless the Lessee, its officers, directors, beneficiaries, shareholders, partners, agents, employees, successors and assigns from and against all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorney’s and consultant’s fees), arising out of or in any way connected with any use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Substances in, on, under or about the Premises or Nonexclusive Premises prior to the commencement of this lease, or at any time by the Lessor, its employees or agents, or from Lessor’s failure to provide all information, make all submissions, and take all steps required by all Authorities under the laws and all other environmental laws.
(C) Lessor’s and Lessee's obligations and liabilities under the above subsections (A) and (B) shall survive the expiration or termination of this lease.
5. UTILITIES, PUBLIC SERVICES, REAL ESTATE TAXES, ETC.:
5.1 The Lessee covenants that it will furnish and pay for all gas, water, heat, air conditioning, light and power necessary for the Lessee's enjoyment of its leasehold estate. The Lessee shall pay for its sanitary sewer charge, incinerator fee and cost of trash and refuse removal.
5.2 During each extension term of this lease that is exercised, the Lessee covenants and agrees to pay to the Lessor twenty-eight and fifteen one hundredths percent (28.15%), as to Lessor’s Property, and sixteen and sixty-six one hundredths percent (16.66%), as to Lessor’s Parking Lot, of all (i) ad valorem real estate taxes, all fire protection and service fees or charges and property and liability insurance costs, including by way of illustration and not of limitation, premiums, surcharges, deductibles and taxes (the "Insurance Costs"), for all insurance coverages carried by Lessor for Lessor's Property and Lessor's Parking Lot, and (ii) cost of repair and maintenance of all rights of way and service drives connecting the Lessor's Property and the Lessor's Parking Lot to Patrick Street and the Private Street abutting McDonald's Restaurant, Weight Watchers and K-Mart connecting Lessor's Building and Lessor's Parking Lot to Patrick Street, and of the cost of illumination (including cost of electricity and repair and replacement of electric wiring and lighting fixtures), repair and maintenance of asphaltic concrete, striping, snow removal and cleaning from time to time of Lessor's Parking Lot (collectively referred to as "Operating Expenses"), which may be taxed, charged, assessed, imposed, incurred or agreed to by Lessor upon the whole of Lessor's Property and Lessor's Parking Lot during the term of this lease, beginning with the 2011 ad valorem real estate taxes which will attach as a lien on July 1, 2010, the July 1, 2010 through June 30, 2011 fire protection or service fee or charge and the December 1, 2010 to December 1, 2011 insurance policies; however, said beginning and ending year of the lease extension term taxes, service fee or charge, Insurance Costs, Lessor's Parking Lot costs and rights of way and service drives and Private Street costs and repairs (Operating Expenses) shall be prorated between Lessor and Lessee, e.g., the Lessee shall pay 6/12ths of the 2011 ad valorem real estate taxes, 0/12th of the 2010-11 fire protection or service fee or charge, 5/12ths of the 2010-11 insurance policies premiums and 6/12ths of the 2011 calendar year Lessor's Parking Lot, rights of way and service drives and Private Street costs, and the Lessor shall pay the balance. Lessee agrees to pay to Lessor as an additional charge each month an administrative charge in an amount equal to fifteen percent (15%) of all of the foregoing Operating Expenses set forth in this subparagraph 5.2. The sum of said Operating Expenses and the fifteen percent (15%) administrative charge arrived at as aforesaid as of the date hereof approximates Two Thousand Five Hundred Eighty-Three Dollars ($2,583.00) per month and Lessee shall pay such sum to Lessor on the first (1st) day of each month in advance during each extension term of this lease and holding over hereunder until such time as Lessor notifies Lessee of a different monthly sum. At least once each year the estimated payments shall be credited or debited to the year's actual Operating Expenses and the parties shall settle this account without interest accordingly - refund by Lessor if Lessee has overpaid or additional payment by Lessee if it has underpaid. Lessee covenants and agrees to reimburse Lessor, on demand, for all increase, if any, in Lessor's insurance premium for Lessor's Building of which the Leased Premises are a part, due to Lessee's use of or failure to occupy the Premises. Lessor shall provide Lessee with a statement from its agent setting forth (i) the amount of the Lessor's insurance premium (for the above set forth insurance coverages) based on Lessee's use or failure to occupy, and (ii) the amount of Lessor's insurance premium as aforesaid if Lessee's use of or failure to occupy the Leased Premises was not prohibited by Lessor's insurance policy or policies, as the case may be. Lessee agrees to pay any and all other public or private services to the Premises and Lessor's Parking Lot, whether a fee, charge, tax, lien or otherwise, including without limiting the generality of the foregoing any additional fire fee, charge or tax levied on account of the Leased Premises and/or Lessee's occupancy of the Leased Premises, e.g., per tenant fee. In addition, during each extension term of this lease that is exercised, Lessee agrees to pay to Lessor all sums of any business and occupation tax on the rental and other monies payable to Lessor pursuant to this lease or other tax, whether similar or dissimilar, substituted for and as a replacement of business and occupation tax levied by the State of West Virginia or any other governmental body, including by way of illustration and not of limitation the West Virginia business franchise tax. Lessee alone shall be responsible for payment of and pay Lessor on demand any type of tax, excise or assessment; regardless of label or whether in the form of a rental tax, gross receipts tax, sales tax, business or occupation tax, use assessments, privilege tax, franchise tax, or otherwise, except any tax, excise or assessment which in substance is a net income or franchise tax that is based solely on Lessor's net income; levied, assessed or imposed at any time by any governmental authority upon or against the Demised Premises, Lessor's Parking Lot, the use or occupancy of the Demised Premises and/or Lessor's Parking Lot, the rents and other charges payable by Lessee to Lessor, or otherwise with respect to the landlord-tenant relationship. All sums payable to the Lessor by the Lessee pursuant to the terms of this subparagraph 5.2 are to be treated as additional rent reserved by the Lessor and paid without setoff, recoupment, counterclaim or deduction.
6. ALTERATIONS: By executing this lease, Lessor evidences its approval of the plans, specifications and working drawings of the initial build-out plans of Lessee (Annexus C). Thereafter, Lessee agrees to make no alterations, erections, additions, or improvements in or to the Demised Premises and not to place any fixtures in or on the Demised Premises without first obtaining the written consent of the Lessor, which consent shall not be unreasonably withheld. Lessor's approval of the plans, specifications and working drawings for Lessee's alterations shall create no responsibility or liability on the part of Lessor for their completeness, design sufficiency or compliance with all laws, rules and regulations of all governmental agencies or authorities. Lessee may remove all fixtures it installs or places in or attaches to the Demised Premises, which removal shall be accomplished so as not to damage the Demised Premises and shall be completed prior to the termination of this lease. All property remaining within the Leased Premises on the day next following the day this lease expires or terminates shall be deemed to be abandoned and the Lessor may dispose of such as Lessor chooses and all reasonable expense incurred by Lessor in disposing of such abandoned property within thirty (30) days following termination or expiration of this lease shall be repaid to Lessor by Lessee within thirty (30) days following the mailing of a written statement of such by Lessor to Lessee.
7. SIGNS: Lessee agrees not to attach, inscribe, paint or place any signs or structures to or upon the exterior of said building or within any window or door of the Leased Premises without first obtaining the written approval of Lessor, which approval shall not be unreasonably withheld. Anything herein contained to the contrary notwithstanding, Lessee’s signage shall not exceed its proportionate share of signage for Lessor’s Building under the City of Charleston zoning ordinance. Its proportionate share shall be determined by multiplying the total signage square footage permitted for the Lessor’s Building by a fraction, the numerator shall be the total square footage of the Leased Premises and the denominator shall be the total square footage in the Lessor’s Building. Any and all signs placed on the Leased Premises by Lessee shall be maintained in compliance with all applicable governmental laws and regulations, and Lessee shall be responsible to Lessor for any damage caused by installation, use or maintenance of its signs. At the expiration or earlier termination of this lease, Lessee shall remove all of its signs and shall repair any damages incidental to this removal, which covenant shall survive the expiration or termination of this lease.
8. REPAIRS AND REPLACEMENTS: Lessee agrees to make all repairs and replacements to the Demised Premises and Nonexclusive Demised Premises as may be made necessary by the willfulness, fault or neglect of Lessee or its agents, employees, invitees, contractors or representatives, and the Lessor agrees to be responsible for structural repairs to the roof, front wall, rear wall and exterior side walls of said Premises not occasioned by the willfulness, fault or neglect of Lessee or Lessee's agents, employees, invitees, contractors or representatives. Lessee further agrees to keep the interior of the Demised Premises (including by way of specification and not of limitation heating and air conditioning equipment, plumbing fixtures, water, sewer and gas lines, lighting fixtures and electric wiring and equipment) in a good and proper state of repair (including replacements when and as prudent building management practices deem such should be replaced) at all times and to surrender the Demised Premises at the expiration of this lease with the interior thereof in good repair, work order and condition, damage by fire and other unavoidable casualty, condemnation and appropriation excepted. It is further witnessed that the Lessee is responsible for repairs and replacements of glass, doors and windows, including the encasement frames of and appurtenances to the glass, doors and windows. It is further understood and agreed that Lessee takes the Demised Premises and Nonexclusive Demised Premises in its present condition and that Lessor is to make no repairs, replacements or alterations to the Demised Premises and Nonexclusive Demised Premises at any time except as it has specifically agreed to do in this paragraph.
  9. FIRE PREVENTION SYSTEMS, ETC.:
(a) If the National Board of Fire Underwriters or any local Board of Fire Underwriters or Insurance Exchange (or other bodies hereafter exercising similar functions) shall require or recommend the installation of fire extinguishers, a "sprinkler system," fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, both structural and nonstructural, or the installation of additional sprinkler heads or other equipment for any reason attributable to Lessee's use of the Premises or alterations performed by Lessee; or
(b) If any law, regulation, or order or if any bureau, department, or official of the Federal, State, and/or Municipal Governments shall require or recommend the installation of fire extinguishers, a "sprinkler system", fire detection and prevention equipment (including but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations (both structural and nonstructural, or the installation of additional sprinkler heads or other equipment for any existing sprinkler system, fire extinguishing system, and/or fire detection system for any reason attributable to Lessee's use of the Premises or alterations performed by Lessee; or
(c) If any such installations, changes, modifications, alterations, sprinkler heads, or other equipment become necessary to prevent the imposition of a penalty, an additional charge, or an increase in the fire insurance rate as fixed by said Board or Exchange, from time to time, or by any fire insurance company as a result of the use of the Premises, then Lessor shall, at Lessor's sole cost and expense, promptly make such installations within the Premises and make such changes, modifications, alterations, both structural and nonstructural, or the installation of additional sprinkler heads or other required or recommended equipment.
10. LESSOR'S RIGHT TO EXAMINE PREMISES: Lessee agrees to allow the Lessor's agents reasonable free access to the Demised Premises during reasonable hours for the purpose of examining the same, to ascertain if the same are in good repair, to make repairs or alterations to the Demised Premises and to other portions of Lessor's building, and to exhibit the same to prospective tenants; provided, however, Lessor gives Lessee at least twenty-four (24) hours’ notice and the use of the Demised Premises by Lessee is not unreasonably interfered with. Lessee agrees that Lessor shall have the right to immediate free access to the Demised Premises for repairs to the balance of Lessor's building where an emergency exists and Lessor shall be the sole judge of the existence of an emergency.
11. LESSOR NOT LIABLE FOR DEFECTS: In the absence of willfulness on its part or breach of any of its agreements or covenants under this lease, Lessor shall not be liable to Lessee or third parties for any damage or injury to Lessee or third parties or the property of either occasioned by or arising out of any defect in or condition of the Premises or the Nonexclusive Demised Premises, now existing or hereafter existing, or occasioned by fire, water, explosion, wind, snow, ice or other casualty, unless said defect is caused by Lessor's gross negligence.
12. INSURANCE REQUIREMENTS AND INDEMNIFICATION:
12.1 All insurance policies covering the obligations of Lessee under this lease shall be endorsed to provide the Lessor with the same notice of cancellation, material change, termination or nonrenewal as is provided to the Lessee in those policies, but not less than thirty (30) days' prior written notice by certified or registered mail, return receipt requested.
All insurance policies required by this lease shall be endorsed to provide Lessor with thirty (30) days' written notice, following procedures required by West Virginia Department of Insurance, before such insurance can be cancelled as to Lessor because of a breach of warranty by the policy holder.
Lessee agrees to deliver to Lessor a true copy of any notice of cancellation, material change, termination or nonrenewal Lessee receives within five (5) days following receipt of any such notice by Lessee.
The Lessee agrees to obtain and provide on or before the commencement of the initial term of this lease and keep in force at all times thereafter, the following insurance and other coverages with respect to the Leased Premises:
Damage Claims:
(a) Lessee shall carry Commercial General Liability insurance with the coverage at least as broad as Insurance Services Office ("ISO") Commercial General Liability coverage "occurrence" form CG 00 01 10 01 or its equivalent, without modification, and which may be written on a manuscript form, with limits of One Million Dollars ($1,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage.
The following amendments and endorsements to coverage shall be provided:
(1) The policy general aggregate shall be amended to apply separately to the Demised Premises and Nonexclusive Demised Premises, using amendatory language at least as broad as ISO CG 25 04, without modification.
(2) Lessee's insurance shall contain an endorsement providing coverage at least equal to that of ISO Form 20 26, Additional Insured - Designated Person or Organization, or its equivalent, without modification, which shall name the Lessor Parties as an additional insured as respects all covered claims arising out of the performance of this Lease of Premises and shall be primary insurance as respects any such claims arising out of the performance of this Lease of Premises. Any insurance maintained by the Lessor Parties shall be excess, secondary and non-contributing to Lessee's insurance.
(b) Lessee shall carry at least One Million Dollars ($1,000,000.00) excess or umbrella liability insurance excess of the Commercial General Liability insurance described in subparagraph (a), above.
(c) Lessee shall carry Workers' Compensation insurance, as required by the law of the State of West Virginia, covering all employees of Lessee who perform any finish work or any repair or alteration authorized by this lease or consented to by Lessor and all other employees of Lessee with respect to whom death or bodily injury claims could be asserted against Lessee.
(d) Unless covered under existing insurance policies, before undertaking any alterations, additions, improvements or construction, Lessee shall obtain, or cause its sublessee to obtain, at its expense a general liability insurance policy insuring Lessee and Lessor Parties against any liability which may arise on account of such proposed alterations, additions, improvements or construction on an occurrence basis with the minimum limits set forth in this paragraph 12.
All such primary insurance shall be placed with insurers having a Best's rating of no less than A:VII. All primary insurers shall be admitted to or licensed with the Department of Insurance of the State of West Virginia and shall use forms filed with and approved by the insurance regulator of the State of West Virginia.
Lessee shall be responsible for any deductible amount under any coverage or insurance coverages required by this lease. Lessee shall provide coverage and pay any increased premium resulting from Lessee's use of the Leased Premises and Nonexclusive Leased Premises.
Upon reasonable request, Lessee shall provide the Lessor with a certified true copy of all insurance policies providing coverage required by this lease. Lessor may accept, as an alternative, ACORD form 25 or comparable-type certificates of insurance, prepared and signed by an employee of the insurer, describing in detail all property and liability insurance required by this lease with all special endorsements required to be provided for the benefit of Lessor attached thereto, including by way of illustration and not of limitation endorsements adding the Lessor Parties as an additional insured and agreement by the insurance company to waive subrogation rights against the Lessor Parties (see paragraph 13, below) shall be delivered to Lessor at least ten (10) days prior to the time such insurance is first required to be carried by Lessee and upon renewals not less than ten (10) days prior to the expiration of any such policy.
For the purposes of this paragraph 12.1, "Lessor Parties" shall mean:
(a) Lessor,
(b) any lender whose loan is secured by a lien against the Leased Premises,
(c) Leased Premises Manager, and
(d) the respective affiliates, subsidiaries, successors, assigns, heirs, officers, directors, shareholders, partners, members, employees, agents, contractors and representatives of Lessor, Lender and Leased Premises Manager.
If Lessee fails to provide and maintain insurance as required in this lease, the Lessor may, at its option, do so and bill the Lessee for the premium. Such premiums shall be immediately due and payable to the Lessor by the Lessee.
No insurance coverage shall contain a deductible or self-insured retention in excess of One Thousand Dollars ($1,000.00) without prior written consent of Lessor. All deductibles and/or retentions shall be paid by, assumed by, for the account of, and at the Lessee's sole risk.
12.2 Lessee hereby agrees to reimburse, indemnify, save harmless and defend, including paying or causing to be paid the reasonable fees and expenses of counsel reasonably selected by Lessor, the Lessor from all claims, loss, damage or injury to persons and property arising out of, from or incident to Lessee's performance of this Lease of Premises, whether or not resulting from the negligence of or failure to comply with the terms of this lease by Lessee, or its employees, agents, invitees, contractors or representatives.
Lessee shall reimburse Lessor for any and all damages suffered by the Lessor as a consequence of the negligence, fault or willfulness of Lessee and Lessee's agents, employees, invitees, representatives, independent contractors and others.
13. SUBROGATION: Each party shall look first to any insurance in its favor before making any claim against the other party (including its agents, employees, invitees, contractors and representatives) for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Lessor and Lessee each hereby releases and waives all right of recovery against the other (including its agents, employees, invitees, contractors and representatives) or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall not be in force if either releasors' insurance policies contain a clause providing that such a release or waiver shall invalidate the insurance and, also, provided that a policy that provides that such a release or waiver shall not invalidate the insurance can be obtained without additional premiums. Lessee hereby agrees to obtain and deliver to the Lessor a copy of the endorsement from the Lessee's insurance carrier clearly indicating that the Lessee's insurance carrier has agreed to waive subrogation rights against the Lessor.
14. ASSIGNMENT: The Lessee covenants for itself and its successors and assigns not to assign this lease in whole or in part and not to sublet the Leased Premises or any part thereof without first obtaining the written consent of the Lessor, which shall not be unreasonably withheld. It shall be a condition to any consent to subletting or assignment that: (i) at the time of any such proposed subletting or assignment, Lessee shall not be in default under any of the terms, provisions or conditions of this lease; (ii) the sublessee or assignee shall intend only to occupy the Premises and conduct its business therein in accordance with the use set forth in paragraph 4 hereof; (iii) the financial responsibility, suitability and business character and nature of the proposed occupancy are sufficient to equal or exceed that of Lessee; (iv) Lessee and its assignee or sublessee shall execute, acknowledge and deliver to Lessor a fully executed counterpart of a written assignment of lease or sublease, as the case may be, by the terms of which in case of any assignment, Lessee will assign to such assignee Lessee's entire interest in this lease, together with all prepaid rents hereunder, and the assignee will accept said assignment and assume and agree to perform, directly for the benefit of Lessor, all of the covenants and agreements contained in this lease on the Lessee's part to be performed hereunder; (v) sublessee must agree to a waiver of claims against Lessor and the sublessee's insurer must issue waiver of subrogation rights endorsement to all policies of insurance carried in connection with the Leased Premises and the contents thereof (which waiver must be in form and substance acceptable to Lessor); and (vi) notwithstanding any such assignment or subletting under the terms of this paragraph, Lessee will acknowledge that, notwithstanding such assignment or sublease and the consent of Lessor thereto, Lessee will not be released or discharged from any liability whatsoever under this lease and will continue liable thereon with the same force and effect as though no assignment or sublease had been made. In the event any such proposed assignment or sublease provides for, or Lessee otherwise receives, rent, additional rent or other consideration in excess of that provided for in this lease, Lessee agrees that in the event Lessor grants its consent, Lessee shall pay Lessor sixty-five percent (65%) of the amount of such excess as it is received by or becomes due to Lessee. Any such consented to or unconsented to assigning or subletting in whole or in part shall not relieve the Lessee in any way of its obligations hereunder. All costs incurred by Lessor in connection with any request for consent to an assignment or other transfer, including costs of investigation and the reasonable fees of Lessor's counsel, up to but not exceeding the total sum of One Thousand Dollars ($1,000.00) for each such request, shall be paid by Lessee to Lessor at the time a request to assign or sublet is delivered in writing to Lessor. Lessor's consent to one assignment or sublease will not waive the requirement of obtaining the Lessor's consent to any subsequent assignment or sublease. During the term hereof and all extension terms, if exercised, and holding over hereunder, if any, the Lessee covenants not to be adjudicated a bankrupt, not to file a voluntary petition in bankruptcy, not to permit a receivership proceeding to be instituted by or against Lessee, not to permit the appointment of a receiver for Lessee, not to make or suffer an assignment for the benefit of creditors and that this lease will not be rejected after filing a petition in bankruptcy or insolvency or for reorganization or arrangement under Federal bankruptcy laws or State insolvency act.
15. DEFAULT AND REMEDIES: In the event the Lessee assigns this lease in whole or in part or sublets the Leased Premises or any part thereof without the written consent of the Lessor first had and obtained, as provided in paragraph 14; or if Lessee files a voluntary petition in bankruptcy or if receivership proceedings are instituted by or against Lessee, or if a receiver is appointed for Lessee, or if Lessee makes an assignment for the benefit of creditors, or if this lease is rejected after filing a petition in bankruptcy or insolvency or for reorganization or arrangement under Federal bankruptcy laws or under any State insolvency act as is prohibited in paragraph 14; or if Lessee shall fail to pay any rent or other charge herein provided for or hereby required when and as the same becomes due, as provided in paragraphs 1, 2, 3, 4, 5, 12, 14, 15, 19 and 25, and after ten (10) days have elapsed from demand for the payment thereof has been made in writing by Lessor; or if Lessee uses the Premises for any use or purpose not permitted in paragraph 4, or if Lessee does not comply with its responsibility regarding hazardous substances as required by paragraph 4, or if Lessee does not comply with any governmental or health law, ordinance or police or fire department requirement or regulation respecting said Premises, including without limiting the generality of the foregoing, the Occupational Safety and Health Act and the Americans with Disabilities Act, all as required by paragraph 4, or if Lessee makes alterations, erections, additions or improvements or places fixtures in the Leased Premises other than as permitted in paragraph 6, or if Lessee does not comply with the provisions of paragraph 7 as to signs, or if Lessee does not make repairs and replacements to the Demised Premises or if Lessee fails to keep the Leased Premises in a good and proper state of repair as required by paragraph 8, or if Lessee does not comply with the fire prevention system requirements of paragraph 9, or if the Lessee does not permit the Lessor to examine the Premises as required in paragraph 10, or if Lessee does not hold Lessor harmless and indemnify Lessor as required by paragraphs 4, 12 and 15, or if Lessee does not carry insurance or deliver policies or certificates as required by and in conformance with paragraph 12, or if Lessee does not execute any certificate or instrument as required by paragraphs 23 and 24, or if Lessee permits or suffers any lien on the Premises in contravention to paragraph 25, or if Lessee shall fail to perform or observe any of the other terms, provisions or requirements of this instrument, and shall continue in such failure, breach or violation for thirty (30) days after notice in writing to perform or observe the same has been given by Lessor, unless such failure (default) is of such a nature that it cannot be cured within said thirty (30) day period, in which event a default shall be deemed to have occurred unless Lessee shall commence the curing of such default within said thirty (30) day period and shall thereafter diligently and continuously prosecute the curing of such default until completion, but in no event shall such cure period exceed sixty (60) days; or if Lessee fails at any time for a period of thirty (30) consecutive days to occupy and use the Leased Premises for the purposes allowed by this agreement, the Premises being available for such use during the whole of such period as is provided in paragraph 4; then, and in any of such events, the Lessor may, at its option, terminate this lease by written notice to that effect to the Lessee, or it may, at its option, reenter and repossess the Demised Premises, with or without force, for the remainder of the term of the lease and rerent or sublet the same, in whole or in part, for the whole or any part of the unexpired term, and any rental so obtained shall be credited first to Lessor's reasonable costs and expenses including but not limited to attorney's fees, insurance, expenses of reletting, subletting, repairs, brokerage fees, subdividing, alterations or renovations of the Leased Premises and then to the obligation of the Lessee already accrued and thereafter accruing under the provisions of this instrument, and Lessee shall remain liable for any deficiency.
In the event the lease is terminated by the Lessor as above provided, or as provided in paragraph 16, below, REPEATED DEFAULT AND REMEDIES, Lessor shall have the right, and Lessee hereby grants it the right, to reenter the Premises, and to have, repossess and enjoy the same as of its first and former estate therein.
If at any time the Lessor has possession, or is entitled to possession of the Demised Premises under the provisions hereof, it may shut off heat and water and any other service from the Demised Premises, may change locks on doors and may exercise all usual rights of proprietorship over the same.
The Lessee agrees to indemnify the Lessor for any charge, costs, liability, or expense, including reasonable attorney's fees, which may be imposed upon, incurred by, or asserted against Lessor by reason of (i) any failure on the part of the Lessee to perform or comply with any covenant required to be performed or complied with by the Lessee hereunder, or (ii) the existence of this lease, and/or their relationship of landlord and tenant. The provisions of this paragraph shall survive the expiration or termination of this lease and all extensions, renewals and holdovers hereunder, if any.
In addition to the rights and remedies hereinbefore specifically given to the Lessor, it shall in all instances have all rights and remedies afforded landlords by the laws of the State of West Virginia.
TIME IS OF THE ESSENCE FOR THIS AGREEMENT.
16. REPEATED DEFAULT AND REMEDIES: Notwithstanding anything to the contrary set forth in this lease, if Lessee shall fail to pay any rent or any other charge herein provided for or hereby required when and as the same becomes due, and after five (5) days have elapsed from demand for the payment thereof has been made in writing by Lessor, as provided in paragraphs 1, 2, 3, 4, 5, 12, 14, 15, 19 and 25, and any such default shall be repeated two (2) times in any period of twelve (12) consecutive months, then, notwithstanding that such defaults shall have each been cured by Lessee after notice as provided in this lease, any further similar default within said twelve (12) month period shall be deemed to be a Repeated Default without the ability to cure.
In the event of a Repeated Default, Lessor, without giving Lessee any notice and without affording Lessee an opportunity to cure the default, may terminate this lease forthwith without notice to Lessee and Lessor may, at its option, avail itself of any and all remedies set forth in paragraph 15.
17. FIRE: It is understood and agreed that in case the improvements on the Demised Premises shall be destroyed or so damaged by fire or other cause as to render it unfit for occupancy or use, the Lessor shall have the right to elect whether it will rebuild or repair the said building in a condition similar to its condition prior to such casualty and to continue this lease in full force and virtue, or whether it will elect to terminate the lease; such election to be made in writing within thirty (30) days after the loss. If the Lessor shall elect to repair said Premises, then it shall also notify the Lessee as to the estimated time required for such repairs, and if it is estimated that said building cannot be repaired within a period of one hundred fifty (150) days, then the Lessee shall have the option of terminating this lease by giving the Lessor notice in writing within thirty (30) days after receipt of notice of Lessor's election as to the repair of the Premises. During the time said Premises shall be unfit for occupancy, the rent hereby reserved, or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended and cease to be payable until the Leased Premises shall be rebuilt or repaired for occupation and use, or this lease terminated and ended by the Lessor or the Lessee as herein provided. If the Lessor is not insured for loss of rental income coverage, then it is agreed that no suspension or ceasing of rent shall be required if such unfitness for occupancy is caused by the fault, negligence or willfulness of the Lessee.
18. EMINENT DOMAIN: If the whole of the Demised Premises and Nonexclusive Demised Premises or any part thereof is taken under the power of eminent domain or conveyed under the threat of the power of eminent domain, all sums payable thereunder shall belong to and be paid to the Lessor, the Lessee having no right therein, except Lessee shall be entitled to all sums separately payable to the Lessee for its claim for compensation or damages based upon its moving costs and loss of business. Further, if the whole of the Demised Premises and Nonexclusive Demised Premises or such part of the Demised Premises and Nonexclusive Demised Premises so as to substantially interfere with Lessee's use of the Demised Premises and Nonexclusive Demised Premises is taken under the power of eminent domain, or conveyed under the threat of the power of eminent domain, then the Lessee may terminate this lease by giving the Lessor at least thirty (30) days' written notice prior to such termination date; provided, however, if no notice is given or if the taking is not substantial (and it shall be conclusively presumed to be not substantial if a partial taking and no notice is given) then in any such event there shall be no abatement of rent reserved hereunder and this lease shall continue in all respects as to the balance of said property. The notice provided for above may be given at any time not later than thirty (30) days next following physical possession of the Premises and Nonexclusive Premises being taken, the judgment in a condemnation proceeding becoming final or from the date notice by the Lessor is given the Lessee of its voluntary conveying, whichever occurs first and as the case may be.
19. INTEREST AND OVERDUE PAYMENT CHARGE: Any payment not promptly made by Lessee to the Lessor shall bear interest from the date due at two percentage (2%) points per annum above the prevailing prime interest rate then charged by United Bank, Inc., of Charleston, West Virginia, to its most credit worthy customers, but not in excess of any applicable interest rate ceiling, or eight percent (8%) per annum, whichever is the greater, during the period said payment remains unpaid. Any payment not made within five (5) days of its due date by Lessee to Lessor shall, in addition to interest, bear an overdue payment charge equal to five percent (5%) of the amount due plus a service fee of Fifteen Dollars ($15.00) per day for each day said payment remains unpaid after its due date to reimburse Lessor for its additional administrative costs. A payment is made on the day it is delivered to Lessor.
20. WAIVER: A waiver by the Lessor of any default, omission or violation by Lessee shall not be construed as a waiver of any subsequently occurring default, omission or violation.
If at any time hereafter a dispute shall arise between Lessor and Lessee with respect to any amount of money to be paid by either of them to the other under any of the provisions of this lease, the party against whom the obligation shall be asserted shall have the right to make payment "under protest", and if such party shall exercise such right, such payment shall not be deemed a voluntary payment but there shall be deemed reserved to such party the right to institute appropriate action or proceeding against the other for recovery of the whole or such part of said sum as such party shall claim it was not obligated to pay hereunder. If at any time a dispute shall arise between Lessor and Lessee as to any act to be done or work to be performed by either of them on, in or about the Leased Premises under any of the provisions of this lease, the party against whom the obligation to do such act or perform such work shall be asserted, may do such act or perform such work and pay the cost thereof "under protest", and if such party shall do so, the performance of such act or work and payment of such cost shall not be deemed a voluntary performance or voluntary payment, but there shall be deemed reserved to such party the right to institute appropriate action or proceedings against the other for recovery of the whole of such cost or such part thereof as shall represent the cost of performing the act or work under which such party shall claim it was not obligated to perform hereunder.
21. ACCORD AND SATISFACTION: No payment by Lessee or receipt or acceptance by Lessor from Lessee of less than the monthly rent herein stipulated or any other payment herein provided to be paid by Lessee to Lessor shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent or any other payment herein provided to be paid by Lessee to Lessor, as the case may be, and no endorsement or statement on any check or payment of rent or any other payment herein provided to be paid by Lessee to Lessor, as the case may be, shall be deemed an accord and satisfaction.
22. NOTICES: Unless herein elsewhere set forth to the contrary for a specified notice, all notices required or proper under this lease shall be deemed to be properly given when sent by registered or certified mail, postage prepaid, addressed to the last address previously furnished by the parties hereto. Until otherwise changed by the parties by notice in writing, notices shall be sent as follows:
To the Lessor:

White Properties No. II, LLC
Post Office Box 6767
Charleston, West Virginia 25362

To the Lessee:

Champion Industries, Inc.
Post Office Box 2968
Huntington, West Virginia 25728

The date of service of such notice shall be the date it is deposited in a postal receptacle or post office of the United States Postal Service, as the case may be.
23. LEASE SUBORDINATE TO LIEN INDEBTEDNESSES: This lease is subject and subordinate to any mortgage or deed of trust which may now or hereafter encumber the building and premises of which the Leased Premises form a part and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee or lender. In confirmation of such subordination, however, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may request and deliver such to Lessor within fifteen (15) days following receipt by Lessee of such certificate or instrument. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the lessee of such successor in interest without change in the terms or other provisions of such lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this lease, or (ii) any amendment or modification of this lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by such successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for.
24. LESSEE TO EXECUTE ESTOPPEL CERTIFICATE: At Lessor's request, Lessee will execute either an estoppel certificate addressed to any mortgagee or lender of Lessor or a three-party agreement among Lessor, Lessee and such mortgagee or lender certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee or lender may reasonably require in connection with Lessor's financing.
25. LIENS NOT PERMITTED: Lessee shall not, at any time, suffer or permit the attachment to the Leased Premises or Nonexclusive Demised Premises of any lien for work done or materials furnished in connection with the improvements, maintenance, repair and/or alterations of the Premises or Nonexclusive Premises by Lessee. If any such lien attaches to the Premises or Nonexclusive Premises and is not discharged or released within sixty (60) days from the date of attachment, Lessor may, at its option, pay to the lien claimant the amount of such lien and notify Lessee of such payment, in which event such amount shall be immediately due and payable by Lessee and shall bear interest as provided in paragraph 19; provided, however, that if Lessee desires to contest said lien, Lessee shall furnish to Lessor a bond written by a surety company licensed to do business in the State of West Virginia or other security satisfactory to Lessor for an amount of at least equal to two hundred percent (200%) of the amount of the lien for the Lessor's protection against all loss or expense on account of such asserted lien during the period of contest.
26. SPECIAL AGREEMENT: It is understood and agreed that the Leased Premises do not contain an HVAC system. Lessor agrees that Lessee may (but is not required), at its expense, install HVAC equipment in the Leased Premises. Lessee may (but is not required), at its expense, after execution of this lease, make alterations, erections, additions or improvements in or to the Demised Premises, but not without first submitting plans and specifications to the Lessor for the written consent of the Lessor, which consent shall not be unreasonably withheld or delayed.
27. COVENANTS OF LESSOR:
Lessor covenants and agrees that:
(a)  Lessor has full power and authority to execute and deliver this agreement.
(b)  Lessor owns good title to the Leased Premises and Lessor shall have good title to all improvements to be constructed on the Leased Premises.
(c)  On or before the beginning of the term, Lessor will deliver possession of the Premises to Lessee in good condition and repair, ready for said occupancy and free and clear of all tenancies and occupancies.
(d)  Lessee, upon paying the rent and performing Lessee's other obligations herein provided, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term hereof.
28. JURISDICTION AND VENUE: Lessee agrees that any suit or action by Lessor against the Lessee in any manner arising out of this lease or in the breach thereof may be maintained in such court or courts situate in the State of West Virginia as may have subject matter jurisdiction thereof. The Lessee appoints the Secretary of State of the State of West Virginia to act as agent for the service of process in connection with any such suit or action.
29. LIMITATION OF ACTIONS: Any claim, demand, right or defense of any kind by Lessee which is based upon or arises in any connection with this lease or the negotiations prior to its execution, shall be barred unless Lessee commences an action thereon, or interposes in a legal proceeding a defense by reason thereof, within six (6) months after the date of the inaction or omission or the date of the occurrence of the event or of the action which the claim, demand or right or defense relates, whichever applies. In no event shall Lessee have the right to terminate this lease as a result of Lessor's default, and Lessee's remedies shall be limited to damages and/or an injunction.
30. WAIVER OF JURY TRIAL: Lessor and Lessee hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Lessor against Lessee or Lessee against Lessor on any matter whatsoever arising out of, or in any way connected with, this lease, the relationship of landlord and tenant, Lessee's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect.
31. NO PRESUMPTION AGAINST DRAFTER: Lessor and Lessee understand, agree and acknowledge that:
(a) This lease has been freely negotiated by both parties; and
(b) In any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this lease or any of its terms or conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this lease or any portion thereof.
32. SINGULAR, PLURAL, GENDER, ETC.: When required by the context hereof, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all others.
33. BINDING THE PARTIES, ETC.: The respective rights and obligations provided in this lease shall bind and shall inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns; provided, however, that no rights shall inure to the benefit of any successor of Lessee unless Lessor's written consent for the transfer to such successor has first been obtained as provided in paragraph 14.

WITNESS the following signatures and seals:

LESSOR:

WHITE PROPERTIES NO. II, LLC,
a West Virginia limited liability company

By /s/ Paul White
                     Its Manager

LESSEE:

CHAMPION INDUSTRIES, INC.,
a West Virginia corporation

By /s/ Toney K. Adkins
Its President & COO